Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements of Form S-8 (No. 333-114534, No. 33-57308, No. 33-59697, No. 333-36497 and No. 333-61816) of Ameron International Corporation of our report dated July 12, 2010 with respect to the financial statements and supplemental schedule of the Ameron International Corporation 401(k) Retirement Savings Plan as of December 31, 2009 and 2008 and for the year ended December 31, 2009, which appears in this Form 11-K.

/s/ Farber Hass Hurley, LLP
Valencia, California
July 13, 2010

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